EXHIBIT 4










                         CREDIT AGREEMENT

                    Dated as of June 20, 1997

                              among

                   MGIC INVESTMENT CORPORATION,


             BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION,
                            as Agent,

                               and

          THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                           Arranged by


                   BANCAMERICA SECURITIES, INC.







                        TABLE OF CONTENTS

Section
Page||

ARTICLE IDEFINITIONS
 1.1  Certain Defined Terms
 1.2  Other Interpretive Provisions
 1.3  Accounting Principles

ARTICLE IITHE CREDITS
 2.1  Amounts and Terms of Commitments
 2.2  Loan Accounts
 2.3  Procedure for Borrowing
 2.4  Conversion and Continuation Elections
 2.5  Voluntary Termination or Reduction of Commitments
 2.6  Optional Prepayments
 2.7   Mandatory Commitment Reductions; Mandatory
       Prepayments of Loans
 2.8  Repayment
 2.9  Interest
 2.10 Fees
       (a)  Arrangement, Agency Fees
       (b)  Facility Fees
 2.11  Computation of Fees and Interest
 2.12  Payments by the Company
 2.13  Payments by the Banks to the Agent
 2.14  Sharing of Payments, Etc.

ARTICLE IIITAXES, YIELD PROTECTION AND ILLEGALITY
 3.1  Taxes
 3.2  Illegality
 3.3  Increased Costs and Reduction of Return
 3.4  Funding Losses
 3.5  Inability to Determine Rates
 3.6  Substitution of Banks
 3.7  Survival

ARTICLE IVCONDITIONS PRECEDENT
 4.1  Conditions of Initial Loans
       (a)  Credit Agreement and Notes
       (b)  Resolutions; Incumbency
       (c)  Organization Documents; Good Standing
       (d)  Legal Opinion
       (e)  Payment of Fees
       (f)  Certificate
       (g)  Other Documents
 4.2  Conditions to All Borrowings
       (a)  Notice of Borrowing
       (b)  Continuation of Representations and
            Warranties
       (c)  No Existing Default

ARTICLE VREPRESENTATIONS AND WARRANTIES
 5.1  Corporate Existence and Power
 5.2  Corporate Authorization; No Contravention
 5.3  Governmental Authorization
 5.4  Binding Effect
 5.5  Litigation
 5.6  No Default
 5.7  ERISA Compliance
 5.8  Use of Proceeds; Margin Regulations
 5.9  Title to Properties
 5.10 Taxes
 5.11 Financial Condition
 5.12 Environmental Matters
 5.13 Regulated Entities
 5.14 No Burdensome Restrictions
 5.15 Copyrights, Patents, Trademarks and Licenses, etc.
 5.16 Subsidiaries
 5.17 Insurance
 5.18 Full Disclosure

ARTICLE VIAFFIRMATIVE COVENANTS
 6.1  Financial Statements
 6.2  Certificates; Other Information
 6.3  Notices
 6.4  Preservation of Corporate Existence, Etc.
 6.5  Maintenance of Property
 6.6  Insurance
 6.7  Payment of Obligations
 6.8  Compliance with Laws
 6.9  Compliance with ERISA
 6.10 Inspection of Property and Books and Records
 6.11 Environmental Laws
 6.12 Use of Proceeds

ARTICLE VIINEGATIVE COVENANTS
 7.1  Limitation on Liens
 7.2  Disposition of Assets
 7.3  Consolidations and Mergers
 7.4  Limitation on Indebtedness
 7.5  Use of Proceeds
 7.6  Contingent Obligations
 7.7  Lease Obligations
 7.8  ERISA
 7.9  Change in Business
 7.10 Accounting Changes
 7.11 Financial Covenants

ARTICLE VIIIEVENTS OF DEFAULT
 8.1  Event of Default
       (a)  Non-Payment
       (b)  Representation or Warranty
       (c)  Specific Defaults
       (d)  Other Defaults
       (e)  Cross-Default
       (f)  Insolvency; Voluntary Proceedings
       (g)  Involuntary Proceedings
       (h)  ERISA
       (i)  Monetary Judgments
       (j)  Non-Monetary Judgments
       (k)  Change of Control
       (l)  Loss of Licenses
       (m)  Change in Law
 8.2  Remedies
 8.3  Rights Not Exclusive

ARTICLE IXTHE AGENT
 9.1  Appointment and Authorization
 9.2  Delegation of Duties
 9.3  Liability of Agent
 9.4  Reliance by Agent
 9.5  Notice of Default
 9.6  Credit Decision
 9.7  Indemnification
 9.8  Agent in Individual CapacUS
 10.1  Amendments and Waivers
 10.2  Notices
 10.3  No Waiver; Cumulative Remedies
 10.4  Costs and Expenses
 10.5  Indemnity
 10.6  Payments Set Aside
 10.7  Successors and Assigns
 10.8  Assignments, Participations, etc.
 10.9  Confidentiality
 10.10 Set-off
 10.11 Margin Stock Not Collateral
 10.12 Notification of Addresses, Lending Offices, Etc.
 10.13 Counterparts
 10.14 Severability
 10.15 No Third Parties Benefited
 10.16 Governing Law and Jurisdiction
 10.17 Waiver of Jury Trial
 10.18 Entire Agreement
||
 SCHEDULES

 Schedule 2.1        Commitments
 Schedule 5.5        Litigation
 Schedule 5.7        ERISA
 Schedule 5.11       Permitted Liabilities
 Schedule 5.12       Environmental Matters
 Schedule 5.16       Subsidiaries and Minority Interests
 Schedule 5.17       Insurance Matters
 Schedule 7.1        Permitted Liens
 Schedule 10.2       Lending Offices; Addresses for Notices

 EXHIBITS

 Exhibit A      Form of Notice of Borrowing
 Exhibit B      Form of Notice of Conversion/Continuation
 Exhibit C      Form of Compliance Certificate
 Exhibit D      Form of Legal Opinion of Company's Counsel
 Exhibit E      Form of Assignment and Acceptance
 Exhibit F      Form of Promissory Note
                         CREDIT AGREEMENT


    This CREDIT AGREEMENT is entered into as of June 20, 1997, among MGIC Investment Corporation, a Wisconsin corporation (the
"Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks.

    WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditionsset forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                            ARTICLE I

                           DEFINITIONS

    1.1 Certain Defined Terms. The following terms have the following meanings:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

         "Acquired Subsidiary" means a Subsidiary (i) the stock or equity interests in which are acquired (whether by purchase, merger or otherwise) after the date hereof from a Person or Persons which are not Subsidiaries at the time of such acquisition or (ii) the majority of the assets of which are acquired (whether by purchase, merger or otherwise) after the date hereof from a Person or Persons which are not Subsidiaries at the time of such acquisition.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section
9.9.

         "Agent-Related Persons" means BofA and any successor agent arising under Section 9.9, together with their respective
Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

         "Agreement" means this Credit Agreement.

         "Annual Statement" means the annual financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 1996 Annual Statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 1996 Annual Statement of the insurance company.

         "Applicable Margin" means, for any date of determination, a percentage equal to the Applicable Margin set forth in the following table, corresponding to the Claims
Paying
Rating of MGIC on such date:


                               Applicable       Applicable
                               Margin for       Margin for
           Claims Paying       Base Rate       Offshore Rate
Level         Rating             Loans             Loans         Facility

I           AA+/Aa1 or
             greater             0.00%             .165%          .065%

II          AA/Aa2               0.00%             .175%          .075%

III         AA-/Aa3              0.00%             .21%           .09%

    provided, that if the Claims Paying Rating assigned to MGIC by Standard & Poor's Ratings Services differs from the Claims Paying Rating assigned to MGIC by Moody's Investors Service,
Inc. by no more than one level, the level corresponding to the higher Claims Paying Rating shall apply, and provided further that if the Claims Paying Rating assigned to MGIC by Standard & Poor's
Ratings Services differs from the Claims Paying Rating assigned to MGIC by Moody's Investors Service, Inc. by more than one level, the median level shall apply (or if there is no median level, the higher of the two levels adjacent to the median).

         "Arranger" means BancAmerica Securities, Inc., a
Delaware corporation.

         "Assignee" has the meaning specified in subsection
10.8(a).

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the non-duplicative allocated cost of internal legal services and all disbursements of internal counsel.

        "Bank" has the meaning specified in the introductory clause hereto.

         "Bankruptcy Code" means the Federal Bankruptcy Reform
Act of 1978 (11 U.S.C. 101, et seq.).

        "Base Rate" means, for any day, the higher of:  (a)
0.50%
per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

         "BofA" means Bank of America National Trust and
Savings
Association, a national banking association.

         "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the
Banks under Article II, and, other than in the case of Base
Rate
Loans, having the same Interest Period.

         "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Change of Control" means the acquisition by any Person, other than The Northwestern Mutual Life Insurance Company, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange
Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Company.

         "Claims Paying Rating" means the claims paying rating assigned to MGIC by Standard & Poor's Ratings Services or
Moody's
Investors Service, Inc.

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all
Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Commitment", as to each Bank, has the meaning specified in Section 2.1.

         "Company" has the meaning specified in the introductory clause hereto.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease or letter of credit (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation");
(b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any
Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Department" means the applicable Governmental
Authority
of the state of domicile of an insurance company responsible for the regulation of said insurance company.

         "Dollars", "dollars" and "$" each mean lawful money of the United States.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in
which
it is organized or another    country which is also a member
of
the OECD; and (iii) a Person    that is primarily engaged in
the
business of commercial    banking and that is (A) a Subsidiary
of
a Bank, (B) a    Subsidiary of a Person of which a Bank is a
Subsidiary, or (C)    a Person of which a Bank is a
Subsidiary.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security
Act    of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business
(whether
or    not incorporated) under common control with the Company
within    the meaning of Section 414(b) or (c) of the Code
(and
Sections    414(m) and (o) of the Code for purposes of
provisions
relating    to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Company or any ERISA
Affiliate.

         "Eurodollar Reserve Percentage" has the meaning
specified    in the definition of "Offshore Rate".

         "Event of Default" means any of the events or circumstances specified in Section 8.1.

         "Exchange Act" means the Securities and Exchange Act of
1934, and regulations promulgated thereunder.

         "FDIC" means the Federal Deposit Insurance
Corporation,
and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Fee Letter" has the meaning specified in subsection
2.10(a).

         "FRB" means The Board of Governors of the Federal
Reserve    System, and any Governmental Authority succeeding
to
any of    its principal functions.

         "GAAP" means generally accepted accounting principles
set    forth from time to time in the opinions and
pronouncements
of    the Accounting Principles Board and the American
Institute
of    Certified Public Accountants and statements and
pronouncements    of the Financial Accounting Standards Board
(or
agencies with    similar functions of comparable stature and
authority within    the U.S. accounting profession), which are
applicable to the    circumstances as of the date hereof.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Indebtedness" of any Person means, without duplication,
(a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms);
(c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

         "Indemnified Liabilities" has the meaning specified in
Section 10.5.

         "Indemnified Person" has the meaning specified in
Section    10.5.

         "Independent Auditor" has the meaning specified in subsection 6.1(a).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Insurance Code" means, with respect to any insurance company, the insurance code of its state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

         "Interest Payment Date" means, as to any Offshore
Rate
Loan, the last day of each Interest Period applicable to such Loan (or quarterly, if earlier) and, as to any Base Rate Loan, quarterly on the last Business Day of each of March, June, September and December and each date such Loan is converted into another Type of Loan.

         "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter (and nine or twelve months if available in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

              (i)  if any Interest Period would otherwise end
on
a day that is not a Business Day, that Interest Period  shall be
extended to the following Business Day unless,  in the case of an
Offshore Rate Loan, the result of such   extension would be to
carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business
Day;

              (ii)  any Interest Period pertaining to an
Offshore
Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period shall extend beyond any date on which the aggregate amount of the Commitments is scheduled to be reduced pursuant to Section 2.7 unless the aggregate principal amount of Loans represented by Base Rate Loans, or by Offshore Loans having Interest Periods that will expire on or before such Commitment Reduction Date, equals or exceeds the amount of the principal payment that would be required on such reduction date.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or

         "Domestic Lending Office" or "Offshore Lending
Office",
as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment for security, charge or deposit arrangement for collateral purposes, encumbrance, lien (statutory or other) or consensual preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

         "Loan Documents" means this Agreement, any Notes and the
Fee Letter.

         "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding,
Banks then having in excess of 50% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the
Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document; provided, however, that the repurchase by the Company of Company common stock for consideration not in excess of $250,000,000 shall not be considered a Material Adverse Effect.

         "MGIC" means Mortgage Guaranty Insurance Corporation, a
Wisconsin stock insurance corporation.

         "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the
Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NAIC" means the National Association of Insurance
Commissioners or any successor thereto.

         "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified
Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same
Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

    Offshore Rate =                LIBOR
                              1.00 - Eurodollar Reserve
Percentage

    Where,

              "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage
(expressed
as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

              "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore
Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such
Interest Period.

              The Offshore Rate shall be adjusted
automatically
as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve
Percentage.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, but not including taxes on or taxes measured by income.

         "Participant" has the meaning specified in subsection
10.8(d).

         "PBGC" means the Pension Benefit Guaranty
Corporation,
or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five
(5) plan years.

         "Permitted Liens" has the meaning specified in Section
7.1.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "Replacement Bank" has the meaning specified in Section
3.6.

         "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under
ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means, as to the Company or any Subsidiary, the chief executive officer, the president, any senior vice president or any executive vice president of the Company or such Subsidiary, as the case may be, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, chief accounting officer, treasurer or any assistant treasurer of the Company or such Subsidiary, as the case may be, or any other officer having substantially the same authority and responsibility.

         "SAP" means, as to any insurance company, the statutory accounting practices prescribed or permitted by the Department.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Significant Insurance Subsidiary" means, at any time,
MGIC and any other Subsidiary engaged primarily in the business of insurance having at such time either (i) total (gross) revenues for the preceding four fiscal quarter periods in excess of $25,000,000 or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $75,000,000, in each case based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.1; provided that Mortgage Guaranty Reinsurance Corporation, a Wisconsin corporation, (or any successor thereto) shall not be deemed a Significant Insurance Subsidiary so long as it engages in no material business other than holding the stock of MGIC.

         "Significant Subsidiary" means, at any time, MGIC and any other Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter periods in excess of $25,000,000 or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $75,000,000, in each case based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.1.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof, provided, however that Credit-Based Asset Servicing and Securitization LLC, Litton Loan Servicing LP and Litton GP LLC and any successors thereto shall not become Subsidiaries as a result of the acquisition of interests therein from members of the management of such entities if the interests so acquired that would, but for this exception, result in such entity being a Subsidiary under the foregoing definition do not exceed 10% of the interests in the entity. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Surety Instruments" means all letters of credit
(including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement (including any
master    agreement and any agreement, whether or not in
writing,
relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, fines, penalties, interest and additions to tax arising from the action or inaction of such Bank or Agent and such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized, maintains a lending office or would be subject to taxation if this Agreement were not in effect.

         "Termination Date" means the earlier to occur of:

              (a)  June 20, 2002; and

              (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Type" has the meaning specified in the definition of "Loan."

         "Unfunded Pension Liability" means the excess of a
Plan's    benefit liabilities under Section 4001(a)(16) of
ERISA,
over    the current value of that Plan's assets, determined in
accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United
States
of America.

         "Wholly-Owned Subsidiary" means any corporation in which
(other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

    1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and pluralforms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to anyparticular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii)  The term "including" is not limiting and
means    "including without limitation."

              (iii)  In the computation of periods of time
from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

    1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with
GAAP, consistently applied, except as otherwise required or permitted by GAAP, or with respect to any financial statements of any insurance company, in accordance with SAP; provided, however, that the covenant set forth in Section 7.11(a) shall be calculated on a basis consistent with the financial statements referred to in Section 5.11(a) hereof.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                            ARTICLE II

                           THE CREDITS

    2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

    2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a
Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

    2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, or (except for the initial borrowing) the Company's telephonic notice to the Agent, to be immediately confirmed in writing. Any such notice must be received by the Agent prior to 10:00 a.m. Chicago time
(i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                   (A)  the amount of the Borrowing, which
shall
be (i) in an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof, in the case of
Offshore Rate Loans, and (ii) in an aggregate minimum   amount
of
$5,000,000 or any multiple of $1,000,000 in excess thereof, in the case of Base Rate Loans;

                   (B)  the requested Borrowing Date, which
shall
be a Business Day;

                   (C)  the Type of Loans comprising the
Borrowing; and

                   (D)  with respect to Offshore Rate Loans,
the
duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (Chicago time) on the Closing Date and such Borrowing will consist of Base Rate Loans only.

         (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

         (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:00 Noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the
Agent by the Banks and in immediately available funds.

         (d) After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect, provided, however, that until the first anniversary of the initial Borrowing, there may be up to 12 Interest Periods in effect

    2.4  Conversion and Continuation Elections.  (a)  The
Company
may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

              (i) elect, as of any Business Day, in the case of
Base Rate Loans, or as of the last day of the applicable
Interest
Period, in the case of Offshore Rate Loans, to convert any such
Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

              (ii)  elect, as of the last day of the
applicable
Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); provided, that if at any time the aggregate amount of Offshore RateLoans in respect of any Borrowing is reduced, by payment,prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

         (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and
(ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                   (A)  the proposed Conversion/Continuation
Date;

                   (B)  the aggregate amount of Loans to be
converted or continued;

                   (C)  the Type of Loans resulting from the
proposed conversion or continuation; and

                   (D)  in the case of continuation of, or
conversion into, Offshore Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period for
Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have selected a one month Interest
Period for such Offshore Rate Loan.

         (d) If upon the expiration of any Interest Period for
Offshore Rate Loans, any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (e) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

         (f) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

         (g)  After giving effect to any conversion or
continuation of Loans, there may not be more than five
different
Interest Periods in effect, provided, however, that until the first anniversary of the initial Borrowing, there may be up to
12
Interest Periods in effect.

   2.5  Voluntary Termination or Reduction of Commitments.
The
Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

   2.6 Optional Prepayments. Subject to Section 3.4, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Agent (in the case of Base Rate Loans) or three Business Days' irrevocable notice to the Agent (in the case of Offshore Rate Loans), ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such
Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

   2.7 Mandatory Commitment Reductions; Mandatory Prepayments of
Loans. The aggregate Commitments of the Banks shall be reduced to the following amounts on the following dates:

|
              Date               Maximum Aggregate Commitments

          June 20, 1998                   $225,000,000

          June 20, 1999                   $200,000,000

          June 20, 2000                   $175,000,000

          June 20, 2001                   $150,000,000

provided, however, that if the maximum aggregate Commitments of the Banks have previously been reduced to an amount less than the amount specified above by a permanent voluntary reduction pursuant to Section 2.5 above, the maximum aggregate amount of the Commitments shall remain as so reduced and shall not be increased by reason of this Section. Once reduced in accordance with this Section, the Commitments may not be increased. Each reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. The Company shall immediately prepay any Loans outstanding at any time in an amount equal to the excess of such outstanding Loans over the amount of the aggregate Commitments as so reduced.

   2.8 Repayment. The Company shall repay to the Banks on the
Termination Date the aggregate principal amount of Loans outstanding on such date.

   2.9 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin.

        (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

        (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore
Rate Loan outstanding on the date of occurrence of such Event of
Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bearinterest at a rate per annum equal to the Base
Rate plus 2%.

        (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

   2.10 Fees. (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter")between the Company and the Arranger and Agent dated May
27, 1997.

        (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the average daily amount of such Bank's Commitment (whether or not used), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the percentage set forth in the definition of Applicable Margin corresponding to the Claims Paying Rating on such date. Such facility fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each of
March, June, September and December, commencing on Closing Date through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5 or
Section 2.7, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

   2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.
All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-
day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereofto the last day thereof.

        (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

   2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than
1:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the
Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or feeshall continue to accrue.

        (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

   2.13 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error.
If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing; provided, however, that the Agent may, solely at its option, make available a Loan to the Company in an amount not to exceed the Pro Rata Share of such Bank and such Loan shall be payable to the
Agent.

        (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loanto be made by such other Bank on any Borrowing Date.

   2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another
Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                           ARTICLE III

              TAXES, YIELD PROTECTION AND ILLEGALITY

   3.1 Taxes. (a) Any and all payments by the Company to each
Bank or the Agent under this Agreement and any other Loan
Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

        (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the
Bank or the Agent and any liability (including expenses, penalties, fines, interest and additions to tax (except expenses, penalties, fines, interest and additions to tax arising as a result of the action or inaction of the Agent or the applicable
Bank)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor accompanied by a certificate showing in reasonable detail the calculation of such amount.

        (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

             (i)  the sum payable shall be increased as
necessary
so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

             (ii) the Company shall make such deductions and withholdings;

             (iii)  the Company shall pay the full amount
deducted   or withheld to the relevant taxing authority or
other
authority   in accordance with applicable law; and

             (iv) the Company shall also pay to each Bank or the
Agent for the account of such Bank, without duplication, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed .

        (d) Within 30 days after the date of any payment by the
Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the
Agent.

        (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

        (f)  Any Bank or Agent requesting a payment under this
Section 3.1 shall provide the Company a Certificate setting forth in reasonable detail the calculation of such payment.

   3.2 Illegality. (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any
Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make
Offshore Rate Loans, then, on notice thereof by the Bank to the
Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

        (b) If a Bank reasonably determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Loan at the Federal Funds Rate plus 0.50% per annum, with interest payable on the dates on which interest on Base Rate Loans would be payable.

   3.3 Increased Costs and Reduction of Return. (a) If any Bank reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the direct cost to such Bank of agreeing to make or making, funding or maintaining any Offshore
Rate Loans (based on the assumption contained in the last sentence of Section 3.4 hereof), then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, such additional amounts as are sufficient to compensate such Bank for such increased costs; provided, however, that the Company shall be liable for increased costs only if such costs are also charged to a significant number of similarly situated borrowers.

        (b)  If any Bank shall have reasonably determined that
(i) the adoption of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand (accompanied by a certificate showing in reasonable detail the calculation of such amount) of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided, however, that the Company shall be liable for costs incurred more than 60 days before such demand was made only to the extent that such Bank made such demand within 60 days after it became aware of such increase; and further provided that, the Company shall be liable for increased costs only if such costs are also charged to a significant number of similarly situated borrowers.

   3.4 Funding Losses. Upon five days notice by the relevant Bank accompanied by a certificate showing in reasonable detail the calculation of such amount, the Company shall reimburse each
Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

        (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

        (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/
Continuation;

        (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

        (d)  the prepayment (including pursuant to Section
2.7)
or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

        (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

   3.5 Inability to Determine Rates. If the Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the
Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to BofA of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any
Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the
Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as
Loans at the Federal Funds Rate plus 0.50% per annum instead of
Offshore Rate Loans with interest payable on the dates on which interest on Base Rate Loans would be payable.

   3.6 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.1, 3.2 or 3.3, the Company may: (i) request the
Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's
Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such
Affected
Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause
(i) or (iii) shall be subject to the prior written consent of the
Agent (which consent shall not be unreasonably withheld or delayed).

   3.7 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other
Obligations.


                            ARTICLE IV

                       CONDITIONS PRECEDENT

   4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

        (a) Credit Agreement and Notes. This Agreement and the
Notes executed by each party thereto;

        (b)  Resolutions; Incumbency.

             (i) Copies of the resolutions of the executive committee of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

             (ii)  A certificate of the Secretary or Assistant
Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

        (c) Organization Documents; Good Standing. Each of the following documents:

             (i)  the articles or certificate of incorporation
and   the bylaws of the Company as in effect on the Closing
Date,
certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

             (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable
Governmental Authority) of its state of incorporation;

        (d)  Legal Opinion.

             (i)  an opinion of the general counsel of the
Company    addressed to the Agent and the Banks, substantially
in
the form   of Exhibit D;

        (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney
Costs of BofA to the extent invoiced prior to or on the Closing
Date; including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.4;

        (f)  Certificate.  A certificate signed by a
Responsible
Officer or Assistant Treasurer of the Company, dated as of the Closing Date, stating that:

             (i) the representations and warranties contained in
Article V are true and correct on and as of such date, as though made on and as of such date;

             (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

             (iii)  there has occurred since December 31,
1996,
no   event or circumstance that has resulted or would
reasonably
be   expected to result in a Material Adverse Effect; and

        (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

   4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan, but not including any continuation or conversion) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

        (a) Notice of Borrowing. The Agent shall have received
(with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or telephonic notice as provided in
Section 2.3 hereof;

        (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlierdate); and

        (c)  No Existing Default.  No Default or Event of
Default
shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 4.2 are satisfied.


                            ARTICLE V

                  REPRESENTATIONS AND WARRANTIES

   The Company represents and warrants to the Agent and each Bank that:

   5.1 Corporate Existence and Power. The Company and each of its Significant Subsidiaries:

        (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

        (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations, if any, under the Loan Documents;

        (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;
and

        (d)  is in compliance with all Requirements of Law;
except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

   5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document, have been duly authorized by all necessary corporate action, and do not and will not:

        (a)  contravene the terms of any of the Company's
Organization Documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

        (c)  violate any Requirement of Law.

   5.3 Governmental Authorization. Except for filings required to be made after the Closing Date (which the Company hereby agrees to make), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan
Document.

   5.4 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

   5.5 Litigation. Except as specifically disclosed in Schedule
5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

        (a)  purport to affect this Agreement or any other
Loan
Document; or

        (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other
Governmental Authority purporting to enjoin or restrain the borrowing or repaying of the Loans or the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

   5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual
Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

   5.7  ERISA Compliance.  Except as specifically disclosed in
Schedule 5.7:

        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law to the extent noncompliance would reasonably be expected to have a Material Adverse Effect or to the extent noncompliance would give rise to a Lien. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification, if the loss of such qualification would reasonably be expected to have a Material Adverse Effect or if the loss of such qualification would give rise to a Lien. The
Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any
Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material
Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a
Material Adverse Effect.

        (c) To the extent that any of the following would reasonably be expected to have a Material Adverse Effect or to the extent any of the following would give rise to a Lien, (i) no
ERISA Event has occurred or is reasonably expected to occur;
(ii)
neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

   (d) No Pension Plan has any Unfunded Pension Liability in excess of $20,000,000.

   5.8 Use of Proceeds; Margin Regulations. The proceeds of the
Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.5. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

   5.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

   5.10 Taxes. The Company and its Subsidiaries have filed all
Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

   5.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1996, the unaudited financial statements of the Company and its Subsidiaries dated March 31, 1997 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the periods ended on such dates:

             (i)  were prepared in accordance with GAAP,
consistently applied, except as otherwise required or permitted by GAAP, throughout the period covered thereby, except as otherwise expressly noted therein with respect to material changes, subject in the case of its March 31, 1997 statements to ordinary, good faith year end audit adjustments and the absence of complete footnotes;

             (ii) fairly present the financial condition of the
Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby in accordance with
GAAP, consistently applied, except as otherwise required or permitted by GAAP; and

             (iii)  except as specifically disclosed in
Schedule
5.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, all as are required by GAAP.

        (b) The Annual Statement of each of the Significant Insurance Subsidiaries (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) as filed with the Department, as of and for the 1996 Fiscal Year,(the "Statutory Financial Statements"), have been prepared in accordance with SAP, consistently applied, except as otherwise required or permitted by SAP (except as noted therein with respect to material changes). Each such Statutory Financial Statement was in compliance with applicable law when filed. The Statutory
Financial Statements fairly present the financial position, the results of operations and changes in equity of each such Significant Insurance Subsidiary as of and for the respective dates and periods indicated therein in accordance with SAP, consistently applied, except as otherwise required or permitted by SAP. Except for liabilities and obligations, including, without limitation, reserves, policy and contract claims and statutory liabilities (all of which have been computed in accordance with SAP), disclosed or provided for in the Statutory Financial Statements, the Significant Insurance
Subsidiaries did not have, as of the respective dates of each of such financial statements, any liabilities or obligations (whether absolute or contingent and whether due or to become due) which, in conformity with SAP (consistently applied, except as otherwise required or permitted by SAP) would have been required to be disclosed or provided for in such financial statements. All books of account, taken as a whole, of each of the Significant Insurance Subsidiaries fully and fairly disclose all of the material transactions, properties, assets, investments, liabilities and obligations of such Significant Insurance Subsidiary and all of such books of account are in the possession of each such Significant Insurance Subsidiary and, taken as a whole, are true, correct and complete in all material respects.

        (c)  Since December 31, 1996, there has been no
Material
Adverse Effect.

   5.12 Environmental Matters. Except as specifically disclosed in Schedule 5.12, there are no Environmental Claims which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act, the
Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

   5.14 No Burdensome Restrictions. Neither the Company nor any
Subsidiary is a party to or bound by any Contractual
Obligation,
or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

   5.15  Copyrights, Patents, Trademarks and Licenses, etc.
The
Company or its Significant Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person in a manner which would reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to have a Material
Adverse Effect.

   5.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part
(a) of Schedule 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

   5.17 Insurance. Except as specifically disclosed in Schedule
5.17, the properties of the Company and its Subsidiaries are insured with insurance companies which the Company in good faith believes are financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as the Company in good faith believes are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the
Company or such Subsidiary operates.

   5.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                            ARTICLE VI

                      AFFIRMATIVE COVENANTS

   So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

   6.1 Financial Statements. The Company shall deliver to the
Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

        (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP, consistently applied, except as otherwise required or permitted by GAAP and as otherwise noted therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

        (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP, consistently applied, except as otherwise required or permitted by GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of complete footnotes), the financial position and the results of operations of the Company and the Subsidiaries;

        (c) as soon as available, but not later than 60 days after the end of each fiscal year, a copy of the Annual Statements of each Significant Insurance Subsidiary for such fiscal year prepared in accordance with SAP and accompanied by the certification of a Responsible Officer of such Significant Insurance Subsidiary that such Annual Statement presents fairly in accordance with SAP the financial position of such Significant
Insurance Subsidiary for the period then ended;

        (d) as soon as possible, but no later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the quarterly statement of each Significant Insurance Subsidiary for each such fiscal quarter, prepared in accordance with SAP and accompanied by the certification of a Responsible Officer of such Significant Insurance Subsidiary that such quarterly statement presents fairly in accordance with SAP the financial position of such Significant Insurance Subsidiary for the period then ended;

        (e) as soon as available, a copy of any management discussion and analysis filed with the Department with respect to any of the foregoing financial statements.

   6.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

        (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

        (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any
Significant Insurance Subsidiary may make to, or file with, the
SEC or any applicable Department in its state of domicile; and

        (c)  the following certificates and other information:

             (i) within two Business Days of the receipt of such notice by a Responsible Officer, notice of the actual suspension, termination or revocation of any material license of the Company or any of its Significant Subsidiaries by any Governmental Authority or notice from any Governmental Authority notifying the Company or any of its Significant Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Company or any of its Significant Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Company or any of its Significant Subsidiaries to conduct its business;

             (ii)  within two Business Days of the receipt of
such   notice by a Responsible Officer, notice of any material
pending   or threatened investigation or regulatory proceeding
(other   than routine periodic investigations or reviews) by
any
Governmental Authority concerning the business, practices or operations of the Company or any of its Significant Subsidiaries; and

             (iii) promptly upon the receipt of such notice by a
Responsible Officer, notice of any actual material changes in the Insurance Code governing the investment or dividend practices of insurance companies domiciled in any of the states in which any Significant Insurance Subsidiary is domiciled.

        (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

   6.3 Notices. The Company shall promptly notify the Agent and each Bank:

        (a) of any change in the Claims Paying Rating of MGIC;

        (b) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of
Default;

        (c) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, if that is the case (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

        (d) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a
Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

             (i)   an ERISA Event;

             (ii)  a material increase in the Unfunded Pension
Liability of any Pension Plan;

             (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

             (iv)  the adoption of any amendment to a Plan
subject   to Section 412 of the Code, if such amendment
results
in a   material increase in contributions or Unfunded Pension
Liability.

        (e) of any material change in accounting policies or financial reporting practices by the Company or any of its Significant Subsidiaries.

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Significant Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated, if any.

   6.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Significant Subsidiary to:

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except in connection with transactions permitted by Section 7.3;

        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary to the normal conduct of its business except in connection with transactions permitted by
Section 7.3;

        (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill;
provided, that the Company may make such changes to its business organization as it deems to be prudent or consistent with good business practices; and

        (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material
Adverse
Effect.

   6.5 Maintenance of Property. The Company shall maintain, and shall cause each Significant Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

   6.6 Insurance. The Company shall maintain, and shall cause each Significant Subsidiary to maintain, with insurers that the
Company in good faith believes are financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds the
Company in good faith believes are customarily insured against by
Persons engaged in the same or similar business, of such types and in such amounts as the Company in good faith believes are customarily carried under similar circumstances by such other Persons.

   6.7 Payment of Obligations. The Company shall, and shall cause each Significant Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities (unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with
GAAP are being maintained by the Company or such Significant Subsidiary) including:

        (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets;

        (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

        (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

   6.8 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law (including the Federal Fair Labor Standards Act) of any Governmental Authority having jurisdiction over it or its business if noncompliance would reasonably be expected to have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

   6.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates, to the extent failure to do so would reasonably be expected to have a Material Adverse Effect or to the extent failure to do so would give rise to a Lien, to:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification;
and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

   6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which, as to the
Company and its Subsidiaries taken as a whole, full, true and correct entries in conformity with GAAP, consistently applied, except as otherwise required or permitted by GAAP, shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any
Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the
Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

   6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the violation of which would have a Material Adverse Effect.

   6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any
Loan Document, including repurchases of stock of the Company.


                           ARTICLE VII

                        NEGATIVE COVENANTS

   So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

   7.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

        (a) any Lien existing on property of the Company or any
Subsidiary on the Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

        (b)  any Lien created under any Loan Document;

        (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

        (d)  carriers', warehousemen's, mechanics',
landlords',
materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

        (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

        (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

        (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries, taken together with Liens described in subsections (j) and (k) hereof, do not exceed $50,000,000;

        (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

        (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

        (j) Liens arising in connection with capitalized leases, in aggregate amount at any time not, when taken together with Liens under subsection (g) and (k) hereof, in excess of $50,000,000;

        (k) purchase money Liens in an aggregate amount at any one time not, when taken together with Liens under subsection
(g)
and (j) hereof, in excess of $50,000,000;

        (l) Liens on assets of any Acquired Subsidiary which is not a Significant Subsidiary, if such Liens do not extend to any assets of the Company or any Subsidiary that is not an Acquired
Subsidiary;

        (m) Liens on assets of any Subsidiary (other than MGIC) to secure Indebtedness to the Company or a Wholly-Owned
Subsidiary of the Company;

        (n) Liens on properties acquired in the claims settlement process in the ordinary course of business of the Company and its
Subsidiaries;

        (o) any Lien arising under or as a result of any reverse repurchase agreements entered into by the Subsidiaries for their investment portfolios in the ordinary course of business; and

        (p) deposits made by a Subsidiary which is an insurance company, or other statutory Lien against the assets of any such
Subsidiary, in each case made or incurred in favor of policyholders of such Subsidiary in the ordinary course of business pursuant to insurance regulatory requirements.

   7.2 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any material property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

        (a) in the ordinary course of business, consistent with past practices;

        (b) the sale or disposition of interests in Credit-
Based
Asset Servicing LLC, Litton Loan Servicing LP and Litton GP
LLC
(or successors thereto);

        (c) the sale or disposition of assets with a market value in the aggregate, when taken together with amounts allowed under
Section 7.3(f) hereof (without duplication), not to exceed $75,000,000 from the date hereof until the Termination Date; and

        (d) other transactions permitted by Section 7.3.

   7.3 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Significant Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

        (a) any Subsidiary may merge with any one or more Subsidiaries, provided that if any transaction shall be between a
Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

        (b) any Subsidiary may sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets
(upon
voluntary liquidation or otherwise), to the Company or another
Wholly-Owned Subsidiary;

        (c) the Company may merge with any one or more companies, provided that the Company shall be the continuing or surviving corporation;

        (d) the Company or any Subsidiary may engage in a merger solely for the purposes of a change of domicile and/or changes in its articles of incorporation;

        (e) any Subsidiary may merge with one or more companies provided that the continuing or surviving entity is owned, directly or indirectly, by the Company in a percentage not less the percentage ownership of such Subsidiary by the Company immediately prior to such merger; and

        (f) the sale or disposition of assets with a market value in the aggregate, when taken together with amounts allowed under
Section 7.2(c) hereof (without duplication), not to exceed $75,000,000 from the date hereof until the Termination Date.

   7.4 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

        (a)  Indebtedness incurred pursuant to this Agreement;

        (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.6;

        (c) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

        (d) Indebtedness under notes sold to customers of MGIC or another Subsidiary that bear interest based on the performance of loans originated or purchased by such customers and which loans are insured with MGIC or another Subsidiary, if such notes are subordinated in form and substance satisfactory to the Majority Banks;

        (e) Indebtedness of Acquired Subsidiaries which are not
Significant Subsidiaries, for so long as such Indebtedness is not guaranteed by and does not become the obligation of, the Company or a Subsidiary that is not an Acquired Subsidiary;

        (f) Indebtedness in an aggregate amount at any one time , when taken together with Contingent Obligations under Section
7.6(f) hereof (without duplication), not in excess of $50,000,000;

        (g) Indebtedness of any Subsidiary (other than MGIC) held solely by a Wholly-Owned Subsidiary or by the Company;

        (h) Indebtedness consisting of Contingent Obligations with respect to Surety Instruments issued in the ordinary course of insurance business of the Company or any Subsidiary; and

        (i)  Indebtedness consisting of guaranties of Credit-
Based Asset Servicing and Securitization LLC not in excess of $10,000,000.

   7.5 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds in any manner which would conflict with Regulation U of the FRB.

   7.6 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

        (a) endorsements for collection or deposit in the ordinary course of business;

        (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

        (c) Contingent Obligations of Subsidiaries incurred under any reinsurance agreement to which it is a party;

        (d) Contingent Obligations of Subsidiaries in connection with guaranties of mortgage obligations in the ordinary course of business, including the obligations of up to $30,000,000 pursuant to the transaction referred to on Schedule 7.1;

        (e) Contingent Obligations consisting of guaranties of
Credit-Based Asset Servicing and Securitization LLC, not in excess of $10,000,000;

        (f) Contingent Obligations in an aggregate amount at any one time, when taken together with Indebtedness under Section
7.4(f) hereof (without duplication), not in excess of $50,000,000;

        (g) Contingent Obligations of any Subsidiary (other than
MGIC) (i) with respect to primary obligations of a Wholly-
Owned
Subsidiary or of the Company, or (ii) the obligee or potential obligee of which is a Wholly-Owned Subsidiary or the Company;

        (h)  Contingent Obligations with respect to Surety
Instruments or financial guaranties issued in the ordinary course of insurance business of the Company or any Subsidiary; and

        (i) Contingent Obligations of Acquired Subsidiaries which are not Significant Subsidiaries, for so long as such Contingent Obligations are not guaranteed by and do not become the obligation of, the Company or a Subsidiary that is not an Acquired Subsidiary.

   7.7 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

        (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

        (b) operating leases entered into by the Company or any
Subsidiary after the Closing Date in the ordinary course of business;

        (c) capital leases other than those permitted under clauses (a) and (c) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such capital leases shall not exceed in any fiscal year $2,000,000.

   7.8 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $20,000,000; or
(b)
engage in a transaction that could be subject to Section 4069 or
4212(c) of ERISA, to the extent that to do so would reasonably be expected to have a Material Adverse Effect or to the extent that to do so would give rise to a Lien.

   7.9 Change in Business. The Company shall not, and shall not suffer or permit any Significant Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof; provided, that any Subsidiary may engage in the home mortgage finance, financial guaranty and surety businesses and other lines of business related thereto.

   7.10 Accounting Changes. The Company shall not, and shall not suffer or permit any Significant Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or SAP, as applicable, or change the fiscal year of the Company or of any Significant Subsidiary.

   7.11  Financial Covenants.  The Company shall not permit:

        (a) its consolidated stockholders' equity (as determined in accordance with GAAP) to be less than $900,000,000 at any time;
or

        (b) the Claims Paying Rating assigned to MGIC by
Standard
& Poor's Ratings Service to be less than "AA-".


                           ARTICLE VIII

                        EVENTS OF DEFAULT

   8.1 Event of Default. Any of the following shall constitute an "Event of Default":

        (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

        (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the datemade or deemed made; or

        (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of
Section 6.1, 6.2, 6.3, 6.9, 7.2, 7.3, 7.4 or 7.11; or

        (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

        (e) Cross-Default. The Company or any Significant Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure;
or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

        (f) Insolvency; Voluntary Proceedings. The Company or any Significant Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;
or

        (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

        (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $20,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

        (i)  Monetary Judgments.  One or more non-
interlocutory
judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Significant Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the
insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 90 days after the entry thereof, or at any time after the entry thereof the adverse party shall take any action to realize on such judgment, order, decree or award; or

        (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Significant
Subsidiary which does or would reasonably be expected to have a
Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (k)  Change of Control.  There occurs any Change of
Control; or

        (l) Loss of Licenses. Any Department or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Significant Insurance Subsidiary, or the Company or any Significant Insurance
Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Significant Insurance Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding
(judicial or administrative) with respect to any material license, permit or franchise; or

        (m) Change in Law. Any change is made in the Insurance
Code which affects the dividend practices of any Insurance Subsidiary and which is reasonably likely to have a Material Adverse Effect on the ability of the Company to perform its obligations under the Agreement.

   8.2 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

        (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other
Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

        (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan
Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

   8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.



                            ARTICLE IX

                            THE AGENT

   9.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan
Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan
Document or otherwise exist against the Agent.

   9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

   9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan
Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan
Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

   9.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority
Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the
Bank.

   9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of
Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the
Banks.

   9.6 Credit Decision. Each Bank acknowledges that none of the
Agent-Related Persons has made any representation or warranty toit, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based onsuch documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports andother documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

   9.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related
Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct.
Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this
Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the
Agent.

   9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its
Affiliates may receive information regarding the Company or its
Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this
Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include
BofA in its individual capacity.

   9.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks and the Company. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to the approval of the Company. If no successor agent is appointed prior to the effective date of the resignation of the
Agent, the Agent may appoint, after consulting with the Banks and with the approval of the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

   9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent and the Company, to deliver to the Agent:

             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

             (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

        (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS
Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the
Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form
1001 as no longer valid.

        (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the
Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent and the Company fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                            ARTICLE X

                          MISCELLANEOUS

   10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

        (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document, including, without limitation, mandatory prepayments required pursuant to Section 2.7;

        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other
Loan Document;

        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

        (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

   10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if delivered, upon delivery.

        (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person reasonably appearing to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

   10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

   10.4  Costs and Expenses.  The Company shall:

        (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan
Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

        (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including Attorney
Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

   10.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the
Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such
Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. Notwithstanding any of the foregoing, the Company shall have no obligation to indemnify any Indemnified
Person: (a) for such Indemnified Person's willful violation of banking laws or (b) with respect to Indemnified Liabilities resulting from litigation between any Bank or Banks (qua Banks, and not including the Agent in its capacity as Agent) and any other Bank or Banks (qua Banks, and not including the Agent in its capacity as Agent). The agreements in this Section shall survive payment of all other Obligations.

   10.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

   10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

   10.8 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default) and the Agent, which consent of the Company and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible
Assignees (provided that no written consent of the Company or the
Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(i)
written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3000.

        (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such
Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

        (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection
10.8(a)), the Company shall execute and deliver to the Agent, new
Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the
Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

        (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company
(a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the
"originating Bank") hereunder and under the other Loan
Documents;
provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating
Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3, 3.6 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of and during the continuance of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the
FRB or U.S. Treasury Regulation 31 CFR 203.14, and such
Federal
Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

   10.9 Confidentiality. Each Bank agrees that all information concerning the Company or its Subsidiaries that is furnished or has previously been furnished to the Agent or the Banks on behalf of the Company (herein collectively, the "Confidential Information") in connection with this Agreement will be held and treated by the Agent, each Bank, their Affiliates and their respective directors, officers, employees, advisors, agents or representatives (collectively, the "Related Persons") in confidence and will not, except as hereinafter provided, without the prior consent of the Company, be disclosed by the Agent or the Banks in any manner whatsoever, in whole or in part, or be used by the Agent or the Banks other than in connection with this
Agreement; except to the extent such Confidential Information
(i)
was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information
(A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process;
(C)
when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the
Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any
Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates, subject to the same restrictions contained in this Section.

   10.10 Set-off. In addition to any rights and remedies of the
Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such
Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

   10.11 Margin Stock Not Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying on margin stock (as such term is defined in Regulation U of the FRB) as collateral in the extension or maintenance of the credit provided for in this Agreement.

   10.12  Notification of Addresses, Lending Offices, Etc.
Each
Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

   10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

   10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

   10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

   10.16  Governing Law and Jurisdiction.  (a)  THIS AGREEMENT
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE
WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE
AGENT
AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL
LAW.

        (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE
COURTS
OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE
NORTHERN
DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS,
FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-
EXCLUSIVE
JURISDICTION OF THOSE COURTS.  EACH OF THE COMPANY, THE AGENT
AND
THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS,
COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER
MEANS
PERMITTED BY ILLINOIS LAW. THE COMPANY HEREBY CONSENTS TO PERSONAL SERVICE IN THE STATE OF WISCONSIN BY ANY MEANS PERMITTED
BY WISCONSIN LAW.

   10.17  Waiver of Jury Trial.  THE COMPANY, THE BANKS AND
THE
AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE
PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS,
TORT CLAIMS, OR OTHERWISE.  THE COMPANY, THE BANKS AND THE
AGENT
EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE
TRIED
BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE
FOREGOING,
THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A
TRIAL
BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY
ACTION,
COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR
THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND
THE
OTHER LOAN DOCUMENTS.

   10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                            MGIC INVESTMENT CORPORATION


                            By:
                            Title:



                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            as Agent

                            By:
                            Title:



                            BANK OF AMERICA ILLINOIS


                            By:
                            Title:



                            BANKERS TRUST COMPANY


                            By:
                            Title:



                            BANQUE NATIONALE DE PARIS


                            By:
                            Title:



                            FIRSTAR BANK MILWAUKEE, N.A.


                            By:
                            Title:



                            THE NORTHERN TRUST COMPANY


                            By:
                            Title:



                            NORWEST BANK WISCONSIN, N.A.


                            By:
                            Title:



                            THE FIRST NATIONAL BANK OF CHICAGO


                            By:
                            Title: